Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2019 RESULTS

Key Results

•	Sales increased 2 percent to $1.9 billion; in local currency, sales increased 3 percent

•	Operating profit for the quarter increased 10 percent to $316 million; adjusted operating profit increased 8 percent to $326 million

•	Earnings per share from continuing operations increased 16 percent to $0.64 per share; adjusted earnings per share from continuing operations increased 11 percent to $0.68 per share

•	Updating 2019 anticipated earnings per share from continuing operations to be in the range of $2.41 - $2.45 per share, and on an adjusted basis, to be in the range of $2.52 - $2.56 per share

•	Windows businesses accounted for as discontinued operations

LIVONIA, Mich. (October 30, 2019) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its third quarter results.

“We delivered solid sales and operating profit growth in the quarter, as well as strong margin expansion,” said Masco President and CEO, Keith Allman. “This performance was driven by growth in both our Plumbing Products and Decorative Architectural Products segments. Additionally, we continued our focus on creating shareholder value and returned $186 million to shareholders through share repurchases and dividends during the quarter.”

2019 Third Quarter Commentary

•	On a reported basis, compared to third quarter 2018:

•	Net sales increased 2 percent to $1.9 billion; in local currency, net sales increased 3 percent

•	In local currency, North American sales increased 3 percent and international sales increased 5 percent

•	Gross margins increased 150 basis points to 34.2 percent from 32.7 percent

•	Operating profit increased 10 percent to $316 million

•	Operating margins increased 120 basis points to 16.2 percent from 15.0 percent

•	Income from continuing operations increased to $0.64 per share, compared to $0.55 per share

•	Compared to third quarter 2018, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:

•	Gross margins increased 80 basis points to 34.4 percent compared to 33.6 percent

•	Operating profit increased 8 percent to $326 million from $303 million

•	Operating margins increased 80 basis points to 16.7 percent compared to 15.9 percent

•	Income from continuing operations increased to $0.68 per share, compared to $0.61 per share

•	Liquidity at the end of the third quarter was $475 million

•	Repurchased 3.8 million shares in the quarter

2019 Third Quarter Operating Segment Results

•	Plumbing Products’ net sales increased 1 percent (3 percent excluding the impact of foreign currency) due to growth in both North America and international

•	Decorative Architectural Products’ net sales increased 5 percent due to strong growth in paints and other coating products

•	Cabinetry Products’ net sales decreased 3 percent due to mix, partially offset by pricing

“We are pleased with our performance in the third quarter and with the progress we are making on the anticipated divestitures of our Cabinetry and Windows businesses. During the quarter we completed the sale of our UK Window business and announced the signing of a definitive agreement to sell our Milgard Windows and Doors business,” said Allman. “After accounting for our Windows businesses as discontinued operations, we now expect adjusted earnings per share from continuing operations to be in the range of $2.52-$2.56 for the full year.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2019 third quarter supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Wednesday, October 30, 2019 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 4086468. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 4086468. The telephone replay will be available approximately two hours after the end of the call and continue through November 30, 2019.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop new products, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of raw materials and increasing tariffs, our dependence on third-party suppliers, risks associated with international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, including the potential divestitures of our Cabinetry and Windows businesses, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Nine Months Ended September 30, 2019 and 2018

(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$1,947	$1,904	$5,787	$5,743
Cost of sales	1,282	1,281	3,813	3,832
Gross profit	665	623	1,974	1,911

Selling, general and administrative expenses	349	337	1,047	1,041
Impairment charge for other intangible assets	—	—	9	—
Operating profit	316	286	918	870

Other income (expense), net:
Interest expense	(39)	(38)	(119)	(117)
Other, net	(8)	—	(16)	(12)
	(47)	(38)	(135)	(129)
Income from continuing operations before income taxes	269	248	783	741

Income tax expense	73	67	202	188
Income from continuing operations	196	181	581	553

(Loss) income from discontinued operations, net	(58)	10	(64)	23
Net income	138	191	517	576

Less: Net income attributable to noncontrolling interest	12	11	35	36
Net income attributable to Masco Corporation	$126	$180	$482	$540

Income (loss) per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.64	$0.55	$1.87	$1.66
(Loss) income from discontinued operations, net	(0.20)	0.03	(0.22)	0.07
Net income	$0.44	$0.58	$1.65	$1.73

Average diluted common shares outstanding	287	306	290	309

Amounts attributable to Masco Corporation:
Income from continuing operations	$184	$170	$546	$517
(Loss) income from discontinued operations, net	(58)	10	(64)	23
Net income attributable to Masco Corporation	$126	$180	$482	$540

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2019 and 2018

(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,947	$1,904	$5,787	$5,743

Gross profit, as reported	$665	$623	$1,974	$1,911
Rationalization charges	5	2	7	5
Kichler inventory step up adjustment	—	15	—	40
Gross profit, as adjusted	$670	$640	$1,981	$1,956

Gross margin, as reported	34.2%	32.7%	34.1%	33.3%
Gross margin, as adjusted	34.4%	33.6%	34.2%	34.1%

Selling, general and administrative expenses, as reported	$349	$337	$1,047	$1,041
Rationalization charges	4	—	4	—
Professional fees related to potential divestiture	1	—	4	—
Selling, general and administrative expenses, as adjusted	$344	$337	$1,039	$1,041

Selling, general and administrative expenses as percent of net sales, as reported	17.9%	17.7%	18.1%	18.1%
Selling, general and administrative expenses as percent of net sales, as adjusted	17.7%	17.7%	18.0%	18.1%

Operating profit, as reported	$316	$286	$918	$870
Rationalization charges	9	2	11	5
Kichler inventory step up adjustment	—	15	—	40
Impairment charge for other intangible assets	—	—	9	—
Professional fees related to potential divestiture	1	—	4	—
Operating profit, as adjusted	$326	$303	$942	$915

Operating margin, as reported	16.2%	15.0%	15.9%	15.1%
Operating margin, as adjusted	16.7%	15.9%	16.3%	15.9%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2019 and 2018

(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Income Per Common Share Reconciliations

Income from continuing operations before income taxes, as reported	$269	$248	$783	$741
Rationalization charges	9	2	11	5
Kichler inventory step up adjustment	—	15	—	40
Impairment charge for other intangible assets	—	—	9	—
Professional fees related to potential divestiture	1	—	4	—
(Earnings) from equity investments, net	(1)	—	(1)	(2)
Income from continuing operations before income taxes, as adjusted	278	265	806	784
Tax at 25% rate	(70)	(66)	(202)	(196)
Less: Net income attributable to noncontrolling interest	12	11	35	36
Income from continuing operations, as adjusted	$196	$188	$569	$552

Income from continuing operations per common share, as adjusted	$0.68	$0.61	$1.96	$1.79

Average diluted common shares outstanding	287	306	290	309

Outlook for the Twelve Months Ended December 31, 2019

	Twelve Months Ended December 31, 2019
	Low End	High End
Income Per Common Share Outlook

Income from continuing operations per common share	$2.41	$2.45
Rationalization charges	0.04	0.04
Impairment charge for other intangible assets	0.03	0.03
Professional fees related to potential divestiture	0.02	0.02
Allocation to participating securities per share (1)	0.02	0.02
Income from continuing operations per common share, as adjusted	$2.52	$2.56

(1) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2019 and December 31, 2018

(dollars in millions)

	September 30, 2019	December 31, 2018
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$475	$553
Receivables	1,177	1,068
Prepaid expenses and other	105	90
Inventories	924	904
Assets held for sale	111	151
Total Current Assets	2,792	2,766

Property and equipment, net	1,017	1,037
Operating lease right-of-use assets	183	—
Goodwill	687	692
Other intangible assets, net	264	289
Other assets	85	100
Assets held for sale	492	509
Total Assets	$5,520	$5,393

Liabilities
Current Liabilities:
Accounts payable	$879	$851
Notes payable	208	8
Accrued liabilities	682	676
Liabilities held for sale	140	149
Total Current Liabilities	1,909	1,684

Long-term debt	2,771	2,971
Other liabilities	684	561
Liabilities held for sale	133	108
Total Liabilities	5,497	5,324

Equity	23	69
Total Liabilities and Equity	$5,520	$5,393

	As of September 30,
	2019	2018
Other Financial Data
Working Capital Days
Receivable days	53	54
Inventory days	71	76
Payable days	69	75
Working capital	$1,222	$1,204
Working capital as a % of sales (LTM)	16.0%	16.2%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2019 and 2018

(dollars in millions)

	Nine Months Ended September 30,
	2019	2018
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$754	$729
Working capital changes	(149)	(75)
Net cash from operating activities	605	654

Cash Flows From (For) Financing Activities:
Retirement of notes	—	(114)
Purchase of Company common stock	(440)	(354)
Cash dividends paid	(105)	(98)
Dividends paid to noncontrolling interest	(42)	(89)
Proceeds from the exercise of stock options	23	8
Employee withholding taxes paid on stock-based compensation	(21)	(38)
Decrease in debt, net	(3)	(1)
Credit Agreement and other financing costs	(2)	—
Net cash for financing activities	(590)	(686)

Cash Flows From (For) Investing Activities:
Capital expenditures	(111)	(160)
Acquisition of business, net of cash acquired	—	(549)
Proceeds from disposition of business, net of cash disposed	2	—
Other, net	5	108
Net cash for investing activities	(104)	(601)

Effect of exchange rate changes on cash and cash investments	10	8

Cash and Cash Investments:
Decrease for the period	(79)	(625)
At January 1	559	1,194
At September 30	$480	$569

	As of September 30,
	2019	2018
Liquidity
Cash and cash investments	$475	$560

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Nine Months Ended September 30, 2019 and 2018

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Plumbing Products
Net sales	$1,006	$992	1%	$2,958	$2,995	(1)%

Operating profit, as reported	$179	$177		$530	$534
Operating margin, as reported	17.8%	17.8%		17.9%	17.8%

Rationalization charges	9	2		11	4
Accelerated depreciation related to rationalization activity	—	—		—	1
Operating profit, as adjusted	188	179		541	539
Operating margin, as adjusted	18.7%	18.0%		18.3%	18.0%

Depreciation and amortization	20	20		59	56
EBITDA, as adjusted	$208	$199		$600	$595

Decorative Architectural Products
Net sales	$710	$673	5%	$2,110	$2,024	4%

Operating profit, as reported	$134	$104		$380	$338
Operating margin, as reported	18.9%	15.5%		18.0%	16.7%

Kichler inventory step up adjustment	—	15		—	40
Impairment charge for other intangible assets	—	—		9	—
Operating profit, as adjusted	134	119		389	378
Operating margin, as adjusted	18.9%	17.7%		18.4%	18.7%

Depreciation and amortization	11	10		31	25
EBITDA, as adjusted	$145	$129		$420	$403

Cabinetry Products
Net sales	$231	$239	(3)%	$719	$724	(1)%

Operating profit, as reported	$26	$23		$79	$62
Operating margin, as reported	11.3%	9.6%		11.0%	8.6%

Professional fees related to potential divestiture	1	—		4	—
Operating profit, as adjusted	27	23		83	62
Operating margin, as adjusted	11.7%	9.6%		11.5%	8.6%

Depreciation and amortization	3	3		10	10
EBITDA, as adjusted	$30	$26		$93	$72
 Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Nine Months Ended September 30, 2019 and 2018

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Total
Net sales	$1,947	$1,904	2%	$5,787	$5,743	1%

Operating profit, as reported - segment	$339	$304		$989	$934
General corporate expense, net	(23)	(18)		(71)	(64)
Operating profit, as reported	316	286		918	870
Operating margin, as reported	16.2%	15.0%		15.9%	15.1%

Rationalization charges - segment	9	2		11	4
Accelerated depreciation related to rationalization activity - segment	—	—		—	1
Kichler inventory step up adjustment	—	15		—	40
Impairment charge for other intangible assets	—	—		9	—
Professional fees related to potential divestiture	1	—		4	—
Operating profit, as adjusted	326	303		942	915
Operating margin, as adjusted	16.7%	15.9%		16.3%	15.9%

Depreciation and amortization - segment	34	33		100	91
Depreciation and amortization - non-operating	2	2		7	6
EBITDA, as adjusted	$362	$338		$1,049	$1,012

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Nine Months Ended September 30, 2019 and 2018

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
North American
Net sales	$1,605	$1,565	3%	$4,752	$4,653	2%

Operating profit, as reported	$288	$253		$838	$773
Operating margin, as reported	17.9%	16.2%		17.6%	16.6%

Rationalization charges	9	2		11	4
Accelerated depreciation related to rationalization activity	—	—		—	1
Kichler inventory step up adjustment	—	15		—	40
Impairment charge for other intangible assets	—	—		9	—
Professional fees related to potential divestiture	1	—		4	—
Operating profit, as adjusted	298	270		862	818
Operating margin, as adjusted	18.6%	17.3%		18.1%	17.6%

Depreciation and amortization	24	23		71	63
EBITDA, as adjusted	$322	$293		$933	$881

International
Net sales	$342	$339	1%	$1,035	$1,090	(5)%

Operating profit, as reported	$51	$51		$151	$161
Operating margin, as reported	14.9%	15.0%		14.6%	14.8%

Depreciation and amortization	10	10		29	28
EBITDA	$61	$61		$180	$189

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Nine Months Ended September 30, 2019 and 2018

(dollars in millions)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Total
Net sales	$1,947	$1,904	2%	$5,787	$5,743	1%

Operating profit, as reported - segment	$339	$304		$989	$934
General corporate expense, net	(23)	(18)		(71)	(64)
Operating profit, as reported	316	286		918	870
Operating margin, as reported	16.2%	15.0%		15.9%	15.1%

Rationalization charges - segment	9	2		11	4
Accelerated depreciation related to rationalization activity	—	—		—	1
Kichler inventory step up adjustment	—	15		—	40
Impairment charge for other intangible assets	—	—		9	—
Professional fees related to potential divestiture	1	—		4	—
Operating profit, as adjusted	326	303		942	915
Operating margin, as adjusted	16.7%	15.9%		16.3%	15.9%

Depreciation and amortization - segment	34	33		100	91
Depreciation and amortization - non-operating	2	2		7	6
EBITDA, as adjusted	$362	$338		$1,049	$1,012

Historical information is available on our website.